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                                  EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Unitrin, Inc. on Form S-3, No. 333-36201, of our report dated September 17, 1997 (relating to the financial statements of Litton Industries, Inc. and subsidiaries not presented separately herein) appearing in the Annual Report on Form 10-K/A No. 2 of Unitrin, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                         Deloitte & Touche LLP


Los Angeles, California
November 4, 1997